VOTING AGREEMENT
                                    AND
                             IRREVOCABLE PROXY

	This Voting Agreement and Irrevocable Proxy is made and entered into as of _________ ___, 2004, by and between ARROW ACQUISITION LP, a Texas limited partnership ("AALP"), and __________________________________________
("Shareholder"), as a shareholder of ARROW-MAGNOLIA INTERNATIONAL, INC., a Texas corporation ("AMI").

                                   RECITALS

A.	Concurrently herewith, AALP and AMI have entered into an Agreement and
Plan of Merger (as such agreement may hereafter be amended and supplemented from time to time, the "Merger Agreement"), pursuant to which, among other things, a merger (the "Merger") of AALP with and into AMI will be consummated;

B.	Concurrently herewith, Shareholder and others, together owning a majority of the Shares, have agreed to vote in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and

B.	As an inducement and a condition to entering into the Merger
Agreement, AALP has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement.

                          STATEMENT OF AGREEMENT

NOW, THEREFORE, for good consideration, the parties, intending to be legally bound, agree as follows:

1. Definitions. Capitalized terms used but not defined herein and defined in the Merger Agreement have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

(a) "Affiliate" of a specified Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

(b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are Affiliates of such Person and who together with such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and in any event with respect to the Shareholder shall include Shares held of record by the Shareholder's spouse and children.

(c) "AMI Acquisition Transaction" shall mean (i) any merger, consolidation, statutory share exchange or similar transaction involving AMI, other than the Merger, (ii) the disposition, by sale, lease, exchange or otherwise, of assets of AMI representing in either case 10% or more of the assets of AMI or (iii) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of AMI.

(d) "Control," as used within the definition of Affiliate, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(e) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

(f) "Shares" shall mean shares of the common stock, $0.10 par value, of AMI.

(g) "Shareholder's Shares" shall mean all Shares held of record or Beneficially Owned by the Shareholder, whether currently issued and outstanding or hereinafter acquired by purchase, or by exercise of any options, warrants or other securities convertible into or exchangeable or exercisable for Shares, which are held of record or Beneficially Owned by the Shareholder.

(h) 	"Termination Date" shall mean the date that the Merger Agreement has been terminated.

2. Voting of Shares.

(a) From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, at any meeting of the holders of Shares, however called, or in any other circumstance upon which the vote, consent or other approval of holders of Shares is sought, provided that all conditions to the obligations of AMI specified in the Merger Agreement have then been satisfied, the Shareholder shall vote or cause to be voted (including by written consent, if applicable) all of Shareholder's Shares entitled to vote thereon, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of AMI under the Merger Agreement or this Agreement and (iii) against the following actions:
(A) any AMI Acquisition Transaction and (B) to the extent that such are intended to, or could reasonably be expected to, impede, interfere with, delay, postpone or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement, or implement or lead to any AMI Acquisition Transaction, (1) any change in a majority of the persons who constitute the board of directors of AMI,
(2) any change in the present capitalization of AMI or any amendment of AMI's Articles of Incorporation or Bylaws or (3) any other material change in AMI's corporate structure or business. In addition to the other covenants and agreements of the Shareholder provided for elsewhere in this Agreement, during the above-described period the Shareholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violate the provisions and agreements contained in this Section 2.

(b) The Shareholder, with respect to all of the Shareholder's Shares entitled to vote, does hereby make, constitute and appoint Tanya Shaw and David Tippeconnic, and each of them, each with full power of substitution and resubstitution, from the date hereof to the earlier to occur of the Effective Time or the Termination Date, as Shareholder's true and lawful attorney and proxy (the "Proxies"), for and in Shareholder's name, place and stead, to demand that the Secretary of AMI call a special meeting of the holders of Shares for the purpose of considering any action related to the Merger Agreement or the Merger and to vote such Shareholder's Shares as its Proxy, at every annual, special or adjourned meeting of the holders of Shares, including the right to sign Shareholder's name (as Shareholder) to any consent, certificate or other document relating to AMI that the laws of the State of Texas may permit or require, with respect to any matters as to which the Shareholder is required to vote in accordance with Section 2(a). The Proxies may not exercise this proxy on any other matter. The Shareholder may vote the Shareholder's Shares on all other matters. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Shareholder represents that any proxies heretofore given in respect of the Shareholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) The Shareholder hereby authorizes disclosure of its identity and ownership of the Shareholder's Shares and the nature of its commitments, arrangements and understandings under this Agreement in any proxy statement and regulatory filing of AMI, and in any regulatory filing by AALP related to the Merger.

3. Covenants, Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to, and covenants and agrees with, AALP as follows:

(a) As of the date of this Agreement, the Shares set forth on Schedule I hereto constitute all of the issued and outstanding Shares owned of record or Beneficially Owned by the Shareholder. Except as otherwise set forth on Schedule I, the Shareholder has sole power of disposition, sole power to demand appraisal rights and sole power to vote upon and agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth on Schedule I hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) The Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby. If the Shareholder is married and the Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

(c) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any Person is necessary for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder or any of his properties or assets may be bound or
(ii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Shareholder or any of his properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere in any material respect with the ability of the Shareholder to perform his obligations hereunder.

(d) At all times hereafter during the term hereof, all of the Shareholder's Shares will be held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any liens, claims, understandings or arrangements that do not limit or impair in any material respect Shareholder's ability to perform his obligations under this Agreement, and subject to applicable securities laws and the terms of this Agreement.

(e) From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, the Shareholder shall not, and shall cause each of his Affiliates who Beneficially Own any of the Shareholder's Shares not to, directly or indirectly, without the consent of AALP: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shareholder's Shares, or any interest therein, (ii) except as provided in this Agreement, grant any proxies or powers of attorney, deposit any of the Shareholder's Shares into a voting trust or enter into a voting agreement with respect to any of the Shareholder's Shares, (iii) enter into any agreement or arrangement providing for any of the actions described in clause (i) or (ii) above or (iv) take any action that could reasonably be expected to have the effect of preventing or disabling the Shareholder from performing the Shareholder's obligations under this Agreement.

(f) The Shareholder hereby waives and agrees not to assert, and shall cause any of its Affiliates who hold of record any of the Shareholder's Shares to waive and not to assert, any appraisal rights with respect to the Merger that the Shareholder or such Affiliate may now or hereafter have with respect to any Shares (or any other shares of capital stock of AMI that the Shareholder shall hold of record at the time that Shareholder may be entitled to assert appraisal rights with respect to the Merger) whether pursuant to the Texas Business Corporation Act or otherwise.

(g) From time to time, at AALP's request and without further consideration, the Shareholder shall execute and deliver such additional documents reasonably requested by AALP as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(h) Neither the Shareholder nor any of its Affiliates have any rights of first refusal, preemptive rights or similar rights to purchase Shares issuable by AMI pursuant to the AMI Stock Option.

4. Stop Transfer. From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, Shareholder will not request that AMI register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shareholder's Shares.

5. Recapitalization. In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall include, without limitation, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged as may be appropriate to reflect such event.

6. Company Stock Options. To the extent required to effectuate the provisions of Article III of the Merger Agreement, the Shareholder hereby consents and agrees to the treatment of each option and warrant to purchase shares of AMI Stock that is Beneficially Owned by the Shareholder or its Affiliates as set forth in Section 3.4 of the Merger Agreement.

7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Shareholder agrees that this Agreement, and the obligations of the Shareholder hereunder, shall attach to the Shareholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's heirs, guardians, administrators or successors.

8. Termination. This Agreement shall terminate without any further action on the part of any party hereto upon (a) the termination of the Merger Agreement pursuant to the terms thereof or (b) the Effective Time. Upon such termination, this Agreement shall forthwith become void and of no further force or effect.

9. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b) This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

(c) All notices, requests, claims, demands, and other communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

(d) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(e) Shareholder recognizes and acknowledges that a breach by the Shareholder of any covenants or agreements contained in this Agreement will cause AALP to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that, in the event of any such breach, AALP shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the necessity of posting bond or proving actual damages, in addition to any other remedy to which it may be entitled, at law or in equity.

(f) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(g) The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h) This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto; provided that, in the event of the Shareholder's death, the obligations of the Shareholder hereunder shall attach to the Shareholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's heirs, guardians, administrators or successors.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof. The parties hereto irrevocably and unconditionally consent to and submit themselves to the exclusive jurisdiction of the courts of the State of Texas located in Dallas County, Texas and the courts of the United States of America located in the Northern District of Texas (collectively, the "Agreed Courts") with respect to any actions, suits or proceedings arising out of or in connection with this Agreement and the transactions contemplated hereby and the parties hereto agree not to commence any action, suit or proceeding relating thereto except in such Agreed Courts. The parties hereto further agree that service of any process, summons, notice, or documents in accordance with Section 9(c) hereof shall be effective service of process for any action, suit or proceeding brought. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Agreed Courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim that any such action, suit or proceeding brought in any of the Agreed Courts has been brought in an inconvenient forum.

(j) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(k) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

____________________________________
___________________________

"Shareholder"
ARROW ACQUISITION L. P.
By	AM MANAGEMENT LLC, General
Partner


By
____________________________________
Tanya Shaw, Manager

"AALP"

SCHEDULE I
TO VOTING AGREEMENT
AND IRREVOCABLE PROXY

CLASS OF       CERTIFICATE      NUMBER OF   RECORD     BENEFICIAL
SHARES         NO.              SHARES      OWNER      OWNER